Registration Statement No. 333-237342

Filed Pursuant to Rule 433

Dated April 18, 2022

You are now entering the MicroSectors ... website of REX Shares. BMO capital Markets corp., an affiliate of the issuer. acts as the underwnter for the offerings of the ETNs The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website. the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs Investors should proceed with extreme caution. as. due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index or benchmark during the same period of time. Investors should consult the prospectus for further details on the calculation of the returns and the risks associated with investing in this product. Bank of Montreal has filed a registration statement (including certain pricing supplements. prospectus supplement and prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest. you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by v1s1ting the SECs website at http://wwwsec gov Alternatively. Bank of Montreal wilt arrange to send to you applicable pricing supplement. the prospectus supplement and the prospectus if you request ii by calling its agent toll-free at 1-877-369-5412. ENTER SITE

BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

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MICROSECTORS OIL&GAS EXPLORATION & PRODUCTION EXCHANGE TRADED NOTES M,croSectors™ 0,1 & Gas Exploration & Production ~neup of exchange traded notes provides •JX leveraged exposure and •3X mverse leveraged exposure to the perfom1ance of the Solactive M,croSectors™ 0,1 & Gas Exploration & Production Index LEARN MORE ABOUT BMO ETNs OIL & GAS EXPLORATION AND PRODUCTION SYMBOL OILU OILD DESCRIPTION 3X Leveraged Exposure -3X Inverse Leveraged Exposure DOCUMENTS r!J Fact Sheet r:!:J Fact Sheet r!J Prospectus r:!:J Prospectus WHAT IS THE OIL & GAS EXPLORATION & PRODUCTION INDEX? The Solact,ve M,croSectors™ Oil & Gas Exploration & Production Index measures the performance of 25 large cap,talt2ation companies that are domiciled and listed 1n the US . and active in the exploration and production of oil and gas LEARN MORE ABOUT THE SOLACTIVE MICROSECTORS- OIL & GAS EXPLORATION & PRODUCTION INDEX Solact1ve M1c0Sectors™ Oil & Gas Exploration & Production Index Components· 15.143% EXXON MOBIL CORP 2.747% PHILLIPS66 14,543% CHEVRON CORP 2-739% WILLIAMS COS INC 6.031% CONOCOPHILLIPS 2.716% HALLIBURTON CO 5.782% OCCIDENTAL PETROLEUM CORP 2.414% EOTCORP 5084% DEVON ENERGY CORP 2.195% BAKER HUGHES CO 4,774% MARATHON PETROLEUM CORP 2168% HESS CORP 4 .124% PIONEER NATURAL RESOURCES CO 2.167% COTERRA ENERGY INC 4.113% SCHLUMBERGER LTD 2.042% CHENIERE ENERGY INC 4 .063% EOG RESOURCES INC 1.612% ONEOK INC 3.278% VALERO ENERGY CORP 1.170% OVINTIV INC 3.275% MARATHON OIL CORP 0994% CHESAPEAKE ENERGY CORP 3.011% DIAMONDBACK ENERGY INC 0.880% CONTINENTAL RESOURCES INC/OK 2.937"/. KINDER MORGAN INC 'Index reconstitutes quart€fly. rebalances moothty Components as of SOD 04/1J/zo22 PERFORMANCE Hypothetic-a.I and Historical Index Performance Zoom 7d tm lm ly /TO OK 15,2017 ~12, 2022 - W.~MI M~s+ctort."' Oil & C,H u<plo,-at!Ofl & ~o41tC6on lf'IG~ {11U - S&P Oil & G,u bplOf'.atlon & ,,_oduttlon Sc1Kt lrMlullry 1~11 CTR) Dow )Oriti U.S. Oil & Gu 1Mb (TIO Source BlOOmbefg LP Data from 12/15/201; to 04/12/2022 Pasl perfonnance dres not guarantee future rest.Hts The Sotactive MicroSectors"" Oil & Gas ExptOfation & Producoon Index. a liquidity weighted index. was etearedby Sotocwe and,,.,as lillilChed on 10/20/202:1 Toe, inde'X data prior to that date is hyjX)thetc.&i ¥Id rertects theappocation ol the index methoootogy ri hindsight The hypothetlea, catacamot con~ely aocount fOf the IITlpact of l'inanoa! rtsk in ac.tooi. trading Past hlstoricil,et hypothetlea( data rs not a guarantee of future index performance Solactr.<e NJ 1"5olactrvel is the licensof ct the lnde-x The financia. instruments that are based on the Index a,e not sponsored endorsed. pomoted or 504d by Sol.actrve In any way and Solactrve makes no express. Of rnplied reprcs,eotatlOn. guarantee or assurance w11h reg.:vd to tal 111C'adv1s.at:.Jty ri investJog., lhe flnanoal 1nstrutl"IC'nts: Cb/ th~ quau1y c'ICClJtacy <tnd/or~e-1eoe'i'i ofthelndeic aod/or~I the,es.ult5 obt..-,ed orto beobt<11ned bv~ perwn orenbty from the t.J'ie of the Index: Sol.ttt1'w'e re,se,,ves theng1t to4;.han9e the m~hOds of CAilrulatJOn Or pij>'J(:atJ011 Sola,ctr.o(' Shall n0l be liable t0r IJffo/ ~~ 1.Uif"t:>rt'd (Jr ll'IC\Jrr«I A'S .!I IC-SUit o{ ~ Usl' lOr ll'l.lb1lity t) USCI of th(' Index :V.ICROSECTORS FANG & INNOVATION EXCHANGE TRADED NOTES The Microsectors'" FANG & lnnovauon lineup of exchange traded notes provides "3X leveraged exposure and •JX inverse leveraged exposure to the perfom,ance of the Solactive FANG Innovation Index LEARN MORE ABOUT BMO ETNs FANG & INNOVATION SYMBOL BULZ BERZ DESCRIPTION DOCUMENTS 3X Leveraged Exposure -3X Inverse Leveraged Exposure r!l Fact Sheet r!l Fact Sheet r!J Prospectus r!J Prospectus WHAT IS THE FANG INNOVATION INDEX? The Solactive FANG Innovation Index includes 15 highly liqu,d stocks focusec on building tomorrows technology today These large. techenabled equity securities are all listed and domiciled in the US The Index is compnsec of e;ghl core-components Apple <AAPU. Amazon <AMZN>, Mela Platforms <FB), Alphabet <GOOGU, Microsoft IMSFT). Nelflix (NFLXJ, NVIDIA (NVDA), Tesla (TSLA) AND the seven top tradec names across the following FactSet Industries ■ Semiconductors ■ Computer Communications ■ Electronic Components ■ Electronic ProductJon Equipment ■ Electronic EQuipment/lnstruments ■ Data Processrng services ■ Telecommun1cat1ons Equipment ■ Information Technology Services ■ Computer Processing Hardware ■ Packaged Software ■ Computer Penpherals ■ Internet Software/Services The index rebalances monthly and reconstitutes quarterly The lndex·s underlying :ompoSit,on is equally weightec across all stocks. providing a unique benchmark that allows for a uniform performance-driven approach to investing While -narket capitalization weighted ir1Uic,;~ t;dfl Wtlut111r1,;:1LW Liyd rt!w of l l~ l.c:ny~l ~loc.;k~ m lt1~ u1<.J~x. drl t'<..jUc1l•wt!~l1lmy dllow~ ru, d 111Urt! U1v~1~1f~ μurLroliu LEARN MORE ABOUTTHE FANG NNOVATION INDEX Solactive FANG Innovation Index Components· 7,801% TESLA INC 6523% PAYPAL HOLDINGS INC 7,317% APPLE INC 6 ,494% MICRON TECHNOLOGY INC 7.079% META PLATFORMS INC-CLASS A 6.470% NETFLIX INC 7013% INTELCORP 6.372% SALESFORCE INC 6 .737% AOOBE INC 6.253% BLOCK INC 6.719% MICROSOFT CORP 5.998% ADVANCED MICRO DEi/iCES 6 .714% ALPHABETING-Cl A 5.818% NVIDIA CORP 6.6g2% AMAZON COM INC PERFORMANCE Hypothetical and Historical Index Performance Zoom 7d Im lm ly YTD Ott 19, 2014 Ai>r1 2.2022 -100!i. )an'IS ,1u1·n Jan'l6 Ju11 "1' .,.,,.-11 ,1111'17 Jan "18 )ul"II J-'19 )11'19 J&n "20 jul "l'O jar, "1 1 Jwl"l'I jan"U - Sollc:tM Fo\HC lnncNUioll Index {l1IJ - Nudiq-100• lndo. ~ S6f' soo• 1ndu ~ SOIJ~ 8:oomt>crg LP Dat.3 tiomu/19'zo1.4 to04/12/2o.z.z. P~pcrlormanct'doc-snotgu.xarwe-eh,lure~ls. ThieSo~FANGlnnc,.,;Jttonlndcx ....,,_,s~J!cdbySol.&cl1~n 20n and was launched oo ~/8/2021 lf'ldc-,c$ta pnor to th.K rut~ 1s hypothetical.and rcf\ects lhe appl,c.atlOt'I cJ lhC' ,l'ICX".- mcthOdo(ogy n hlnctSIQhl Tho- tt-,·potht'tic.:il data cannot c.omplett!ty account to, the 1n,:,,act of inanoal rl!,I,: n actual tratllng Past ~one.al.Of~ d.,,u rs not a OUlfAl'll('e of futurt lndo pe,for~ Sotact1~1Gr~1is too llc:c.'15,CJJ r;/tM lndt-1 ~notes~ not sponsored ~ promotoo °' SOk1 bySolac:1111(' "'llrt'f "'lri and SolJct~ m;ikes nof'Xprfflor 1~ rcpr~gua,~orMSU'MK::t-Wlthr~tota)~aiCM!.3bilrty1n 1~ 1n~notesa»lhe~tyattu'111:yand/or~dlhelnde,,:and/or1e:JU'll!!rMu.1$ obtained or tobeobt.111-«1 by~ pt!t'!.0t'I or M l.ity from ~u~dthe Index Solacl.J~ ~ not gu.vant~ tht!'IKXIJtqand/a~ e:om~~s.s dthe Index Md !J\atlnoth.1~ any babluty for at'r'/ enors ot ornssions wc.n ~ thereto Nol.v1thstMnng ~ ClbligalJOnS to its lta:nstts Solactive ~s tho rqtt to change W ~ of calculation ct publication of the lnclex. .ll"ld Socacti~ Shall not be ti.lblc for any m,sealeu!Jtion of or Ml"/ ttOl'1eet dcl.lycd °' ll'\t~ll4)t.ed publ.ic3tion with respect to the Index. Sot.x-tive Sh.l.l not be liable for 60y damages, .-.c!U<ing ,. lthOut ~m t3000. any loss of prc:i(ls orbusioess or any S4)(.'03t ~tdl p1.nu-..e worea or consequential dama,ges s,..IP'et"ed « incurred as a fC!.UU of Ole use {Ol 1fW:l!Jty lO IJSC,J of the lnde,- ;v, ICROSECTORS GOLD MINERS EXCHANGE TRADED NOTES The MicroSectors~ Gold Miners ~neup of exchange traded notes prov,des •3x leveraged exposure and -3X ITTverse leveraged exposure to S-Network Micro5ectors·• Gold Miners Index performance LEARN MORE ABOUT BMO ETNs GOLD MINERS SYMBOL GDXU GDXD DESCRIPTION DOCUMENTS 3X Leveraged Exposure -3X Inverse Leveraged Exposure r±l Fact Sheet r±l Fact Sheet WHAT IS THE GOLD MINERS INDEX? r±l Prospectus r±l Prospectus The S-Network M,croSectors~ Gold Miners Index tracks the perfor1laf1Ce o/ two of the largest gold m1mng excharge t-aded fu1ds. the van Eck Vectors•l\• Gold Miners ETF lt-ie ·cox, and the var Eck Veclorslll Junior Gold Miners ETF nhe 'GDXJ"I The 11dexs underlying composition Is market capitalization -veoghted across both ETFs. LEARN MORE ABOUT THE GOLD MllsERS INJEX S-Network MlcroSectors™ Gold Miners Index Co-npo1ents· 75 9z5% van Eck Gold Miners ETF z4.075% VanEck Junior Gold Miners :TF PERFORMANCE ttypothetlcal and Historical Index Performance ZOOITI 1d lm lm ly rTO M•r 17, 2017 ¾wll,2022 ... Ji,111'17 .,.,...,. );!I'll l"''lt Jul'l'O }1.11'21 - S---Nttwotk MkroSeao~"' Gold Mir,en lndt:11 m, - S&I' 500• lndu (T1I,) - Uoombcrg Cold Si.ablndt:it (T1I,) Sou'ce B,oomberg LP Data from J,/17/zo!7 to 04/u/2022 Pas.t pert"ormaoc:e does not gunrantc,e futurefesults The S-Nctwodc M1CtOSector.;- Go.d MnE!f'5 :nck!>c was created by S-NetW'()O(., 2020 and was taunctied on e/20/2020 lndcxd3ta poor to th3t date is hypothetic-a;. and rellects the appoce,ttoo of lhe-11dex rrethodoklgy r, lwldsq\t The tfipo{hetJc-aL (ig,ta coonot corrp(fflety ~t for U'le mPc)C.t of fin¥1Cial ri5k: 111 ~w. tr<King PMt histQOCQI. Of hypothetlCcll dot.) 1s not ,;1 o.iarontee of fl.ltvre Index" perf0m"¥1Ce ~ not~ ar«:! not $pon!.Ort!d_ cndor~. 5()1.d or pi'ornolt?d by $..Network or rl.!. thlrd-~rtyuemsots Neitht1' $..Network no, 11.!. t1Wd-p,3rty ucC!f'I~ m.:ikt!-artr r~or 'lllarranty e>,press Of irrl>lied. to the owners o( the notes or any membef otthe l)U)uC re<}afd 1ng the ad._.iSdibility of investing 1n sect.1rrues generauyor in lhe notes parucuta,ty or in the abr~ty of the notes to tract: the pefformance of the lndet. S-Network and its third-part~ licensors are not respoosibl.e for Mid ha'\le not ~ted in the determinaoon of the timing of pnoes at or quanuties of the noces to be issued or 1n the deteunnat1on or calcul.at1on of the equaoon bywhch the notes will be converted into cash S· Networ1< has noobl.lgaoon or llclb ;ty inconnecuon wrth the adnw,1strat1on. markeMg or trcldlngot the notes NCll.hCI' S-N<'tWOl'k net llS .?ll"ili.ltesOf third patty UOC'r\'SO(S gu.vant~ the ~&Cy 3CC\Jfacy tnne,.1ncs.s lllld/Or llle complf."tCf'ICSS of \he- lndc,c ()( My datl l'ICtuded the(ev, Of M'/ commun.catms llld.uding but not llrn1tcd to. 0ra. or wt tteo comll'IUl"IICdbons lllCLud,ng etecuonic COO"ll"(lumcattons)w1lh respect thefcto. S-Net~ its affi~tesand thCI' ttwd-party llcensors sholl not be suti,ect to any damqsorliobliJty for any errors. om1sS100s. or 1ntem.iptl0n'S Uiere1n S-Network mc,kes no express or i11'1()1.1ed w3rrontJeS clnd expressly~lalms aUwarranbes ot merchantabl~ty or fitness for a part1cui.ar purpose Of usew1th respect to the Index Of any data IOCWded theretn Wrthout umuog ¥1Yd the foregoing. n no event wMtsoevo sh.1U S-N€!1work its t11'fiu.1tc-s a tht>s thfd-party llcalsorsh.\vc any ti.lb1~ty for a,;yy I001nxt. spt?Cl.lil. inc:~t punit1V'C' or con5«1U£!rlt1al damag~. inelud1ng but not t.n1tcd to IOU of profiu. trading LMscs. Lost t 11nt-or good'N1U, even if tl"qo ~ ~ adw.,(!r(:j of ttrpos$1b!Jtyof SUCh d.lr1\ilQC'S whl'.'ther., contr&c:t tort Stnet babi~ty or othcr.r.,sti ;v, ICROSECTORS BIG OIL EXCHANGE TRADED NOTES M1cr0Sectors"' ETNs provide efficient and cost effective access to concentrated sectors of the market The BIG OIL lneup provides ·3x leveraged exposure and -3X inverse leveraged exposure to the Solacbve M.:roSectors~ US Big Oil Index performance. LEARN MORE ABOUT BMO ETNs SYMBOL NRGU NRGD BIG OIL DESCRIPTION 3X Leveraged Exposure -3X Inverse Leveraged Exposure DOCUMENTS r±1 Fact Sheet r±1 Fact Sheet r±1 Prospectus r±1 Prospectus WHAT IS THE BIG OIL INDEX? The Solactive MIcr0Sedors~ u S Big 01I Index includes 10 highly liquid stocks that represent industry leaders across today·s US o,Venergy sector The index·s underlying compos,tion ,s equally weighted across all stocks. prov,d,ng a urique performance benchmark that allows for a value-driven approach to investing While the performance of indices weighted by market Cc()italization can be dominated by a few of lhe largest stocks. an equal-we19ht1ng allows for a 110re diversified portfolk> LEARN MORE ABOUT THE BIG OIL INDEX Solactive M1cr0Sectors™ US Big Oil Index Components· 10.476% VALERO ENERGY CORP 9895% PIONEER NATURAL RESOURCES CO 10.297% MARATHON PETROLEUM CORP 9.884% OCCIDENTAL PETROLEUM CORP 10.227% EXXON MOBIL CORP 9.822% CHEVRON CORP 10.111% EOG RESOURCES INC 9.782% PHILLIPS6f 10.043% DEVON ENERGY CORP 9-465% CONOCOPHLLIPS ·1nc1ex rebo.anced to ~al 10¾ 'WE'tghts monthly Corrponentsas of SOD 04/1.J/2022 PERFORMANCE Hypothetical and Hlstorlcal Index Performance Zoom 7d lm lm ly YTD Jan'IS )l.n'J6 Jan"l7 - SOIM'lM Mi<roSM.ets• U.S. ~ Oil ll'ldu CTR) S&r Entity Stitt, s«tot lndt,c ~ M•r l S.2013 Jan 'lO - Dow )OMS U.S. Oil & G.u ll"ldu {TR) Api"l2,.2022 Jan'21 jan'22 So,Jn;e Bu;,Qni;)erg LP~ from 3.'15'2013 to 04/12/iozz P.)'St perform.i,111;.e does, not g1,...v,;w,tee future result's The ~ti~ M10t15«10J"$-US 69 Oil ~dex. Q11 eq1.1.;it.dol,t;i.r WCl~hted ll'ldex w~etC,llC,cl by~ llf'ld W.15 Llut'IC:hed 00 3'-u./2019. The index d.lttlp.:>r to th,)\ di.It~ 1$ hypotlttlC.!lland ,cncet.s ll'IC.lPPllCatlOl'I, dlhe lr'ldC)I m(1h0dology I'! twldsq"lt Too hypOthettetil dltacannol completely accounl ftt thC! impact offlnanckll. nsk n actual trading Pas.t histonc.al. o, hypOlhctlCaldata rs not a guaran1~ot luturt- tndcx perfOfniance Sotacwe f,G rS01.active1 is the IJcenso( cl the Wldex. The '-'ianciat +nstf1JIY'ents that aie based on the Index a,e not spooSO<ed. endorsed. promoted~ sotf by Sot.active in anyway and Sol.active ma~ no ei<pl'K' o, rf1pbed represc-ntat10n guarantee 01 ai.su,ancew,th regard to 1a1 th& adv1Mlit:Nf.Jty., .-west.ng l'l the Manc1al .,,tn,mcnt, {bl the qu.ab1y aca.Jracy and/Of cornpletcnt"!is of the nclcx. and/ot (Cl the r~Ltsobta1ned or to be oblaincd by af'Ypcrsoo orenldy from the use of th(> Index Solactlve t~lhe right to ch.inge the methods of c:a.cuLltlOn or pubuc.!ltaon Solact1ve Shall. not bt u.lble fo, attyd.lrna,ges sulfct6,j ot 1neur'f't'd as a re-suil of the use {or ll'lolb1llfy lo u!,C') of lht' lndcx ;v, ICROSECTORS BIG BANKS EXCHANGE TRADED NOTES M1croSectors""' ETNs provide efficient and cost effective access to concentrated sectors of the market The BIG BANKS lineup provides •3x leveraged exposure and -3x ,nverse leveraged exposure to the Solact,ve M,croSectors~ u S B,g Banks Index performance LEARN MORE ABOUT BMO ETNs BIG BANKS SYMBOL BNKU BNKD DESCRIPTION DOCUMENTS 3X Leveraged Exposure -3X Inverse Leveraged Exposure f:l Fact Sheet r!:1 Fact Sheet WHAT IS THE BIG BANKS INDEX? f:l Prospectus r!:1 Prospectus The Solacbve M,cro5ectors-US Big Banks Index includes 10 highly liquid stocks that represent industry leaders across today's US banking sector The ,ndells und~rly,ng comoosition is equally weighted across all stocks. providing a ur,que performance benchmark that allows for a value-driven approach to investing While the performance ot indices weighted by market capitalization can be dominated by a few of the largest stocks. an eqUc.L-weighting allows for a more diversified portfolio. LEARN MORE ABOUT THE BIG BA'IKS INDEX Solact1ve M1cr0Sectors™ U.S Big Banks Index Components· 10.366% JPMORGAN CHASE &CO 9.933% JS BANCORP 10.320% WELLS FARGO & CO 9.861% TRUIST FINANCIAL CORP 10,293% PNC FINANCIAL SERVICES GROl,P 9.751% SCHWAB (CHARLES! CORP 10.14//4 GOLDMAN SACHS GROUP INC 9.701% '!ORGAN s-ANLEY 1O.oor'/c BANK OF AMERICA CJRP 9.620% CITIGROUP ,NC ·11"1de:i! rcb.:t.lncttl to tt!ld 10•,. v.aights monthly ~ts asot SOC 04/13120.u: PERFORMANCE Hypothetical and Historical Index Performance Zoom ?d Im 3m ly YTO M.ulS, 2013 Ap,-12, 2022 J1,n•14 JJt!'li J,Jt'1'1l - Sol-Ktl.,. Mk~on"' U.S. Jig, tank.I lin(k)I (TIU - ltuutfl 1 ooo• flna.ndll Sll!IWH lndb. (TIU Sou-re BIOon"lbefg LP Oald from 3/15ho13 to 04/12/2022 Pas.t performance does not guarantee future resulls TheSolacWe MoeroSectoo. ... US Big Banks Index. an eq.,at-dot1.a wcr;tited l'ldcx was created by Solactrve and""as launched on z/zsjzo1g The index data pr IOI" to that date is hypothetical and reflects the appl.lCatioo of the llld(:'J( methodology., hindsight The hyp)thcticaldata cannot completC'ly account tor the mp.tel oftinanc1al 11sk 1n actual t,ading Past Mtoncal 01' hypothet1caldilla rs no1 a guarantreoffuturc lldcx pN'Oft'l'\clr'IC~ Solactrve AtJ rSolactrve·i is thE- IK:ensor r;J the lnde)( The finanoal instnJrnents that r11e base<! on the Index are n01; sponsored endorsed promoted 0< sold t,,r So4ac:trve 1n arrf "'et-/ ,illlC So~ ~noex;ires;so.-11Tl)1.iedrepresentat100. pr,;inteeor Q'»4.lf<'lnC-ewithr~ard to "'}theci~i..ty 1n 1nve5t1ng., the l'll~l11'>trvments <b>the ~1ty 11CCl.lf~ anc/or 000"4)i.Ck'llt'SS of the Index- and/or !Cl l~ 1csults obtalllCd ot to~ obldlllCd by any J)Cfson or cnlrty from I.he ust!' of the ln<tcx Sol.Ktlve tCS(.'t'V('S tllC' nght: to ch.lnge the me,,:~ of e-,a,kvl.)bOI\¢( p,.,bl,,c~ ~ tt...e-t,NlJ,no( ~ Ir~ for ¥'JV ,;l.'\~•"5 t,i.,tle-t«lor 1~r«1 M I lff~hl oft~1.1~(¢( INOilAy to \I~) Of the- ll"'df,,x :V.ICROSECTORS FANG+TM EXCHANGE TRADED NOTES MicroSectors ... ETNs provade efficient and cost effective access to concentrated sectors of the market The FANG· ... lineup provides exposure to NYSE® FANG•~ Index performance LEARN MORE ABOUT BMC ETNs SYMBOL FNGU FNGO FNGS FNGD FANG+ DESCRIPTION 3X Leveraged Exposure zx Leveraged Exposure 1X Long Exposure -3X Inverse Leveraged Exposure DOCUMENTS r±1 Fact Sheet r±1 Fact Sheet r±1 Fact Sheet r±l Fact Sheet r±1 Prospectus r±1 Prospectus r±1 Prospectus r±1 Prospectus WHAT IS THE FANG•"' INDEX? The NYSE:® FA.NG• ... Index includes 10 h ghly liquid stocks that represent industry leader-s acrcss today's tech and interne:/media compan es The 1ncex's undertying compos1t1011 is equally weighted across all stocks. providing a unique performance benchmark that allows for a value-driven approach to investing Whie the performance o' ,nd,ces weighted by market cap,tauzat,on :an be doninated by a few of U·e largest stocks. t'lrt e.:iu~l- Netghting allows fo1 ll more dive sifted port'olio. LEARN MORE ABOUT NYSE' FANG•- NYSE® FANG+'" ndex Components· 11.559% TESLA INC 9.916% A"1AZON.COM INC 10 842% APPLC INC 9766% A_IOAOA GROUP I IOLDING-SP ADR 1.0.488% META PLATFORMS INC-CLASS A 9.587°/4 NETFLXINC 9.955% MICROSOFT CCRP 9.319% B~IOU INC - SPON ADR 9.948% ALPHABE-INC-CL A 8.620% M/IOIA CORP 'Index reba~ni;ed t.r; eQL1<1.10~ 1K.'t'91ts month[,, Coff1;:onent~ <lSofSOOQ4/i3'2ozz PERFORMANCE Hypothtlcal and Hlstorlcat lndvc Performance ZOOPl 7d 1 m Jm Iv VTO ~pl9.Z0l4 ~12.Z022 ...,..,s Jllf'1$ }an"li ~1·1& .,.P'l"l7 Jul"l7 ,.,..·11 JLll'II Ju,'19 Jl<l'l9 ,-n7o Jul'lO J,11·21 ,..,71 ,-,i72 Source BLoon'lbetg LP 0313 from g/1gho14 to04/12hou Past performance does not gu.aranteefut1.,reresu,ts The NYSE FANG-"' Index an e(J.lal-dolw;irwe,ghted index. was crec;ited by ICE Dota tnckes l.4.C ri 2011 c1nd was oonched on g/26/2017 lnde?c data prior to trot dote es hypothetlcc,lQl'lCI reflects the appUCQt1on of the tnde>r methcx:lot.ogy ,n hlodstght T~ hy!X)l.hctteuldata cannot complctciy ac:coun1 for the 11T1p,:11C:t c:A finane1t1l nSk I n.3Ctual trading Past his.tone&! or hypOttM:!(Jealdata rs not a guarantee of h..1uu? Index ""'""'"""" FA.NO- rs a reg1~ef'W tnidP,mark QflCE Dota I~ LLC ("!Ci: Diltal The trademork's hQ"..-e been licensed for i,,tie fOf c:erta11 ?,J~ by B<Jril; of Mori:re.;il The NYSE~ FANCi· .... Index is ii Pf'Qdua of ICE Dota .ind h'15 been ~en$ed fOf l,.(se by&ink of Momrwt The ETNs .we not sponsored endorsed. ~Qr promoced by REX or ¥fl/d its aff JQtes or third p,lrty bcMsors (C(>Ucctwciy ·R£X lnaex Part!CS10r by ICE Cnla Of onyot Its .. Uc:11.M Of lhlld party !Jefflsors (COll~ty ·ICE Di!at.3 k"ldcx Part.eS.'') RD: lndc): Part.es and ICE Oat.1 Index Palt!CS make tlO lcpr'C'~ Or Walt.Y.ly, b:pl'CS'l or 1n"f)i,ed to (h(' OWl"IC(Sol lhe- tTNs 0t arY'f mcmbc'f of~ pub.JC teglrd1n,g (h(' ~bibtyoi' ltlvCSla'lg Ir\ se(:1.M'IIJc'S generauy a., the ETNs particularlyorthe abilJty of the NVSE~ FANG-"' lf'lde)i lo track genera. market perfomiaoce REX Index Paroes arid ICE Oata Index Parties' only relauonshlp to 6¥lk of Montrwt with respec;::t co the Index 1s the l"eosmg of the Index and certain tr.xferNrks. serw;e marks and/or trade narll('S ol REX Index Parties and ICE Data Index Parties

1261 Post Road Email: info@rexshares.com .. FairT 06824 Phone: 203-557-6201 TERMS AND CONDITIONS PRIVACY POLICY DISCLOSURE Bank of Montreal, the issuer of the ETNs (“Bank of Montreal” or the “Issuer”), has led a registration statement (including pricing supplements, product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) about each of the o erings to which this website relates. Please read those documents and the other documents relating to these o erings that Bank of Montreal has led with the SEC for more complete information about Bank of Montreal and these o erings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. 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For example, with respect to some ETNs, if the closing Indicative Note Value or the Intraday Indicative Value (each as de ned in the applicable pricing supplement) for the ETNs is equal to or less than $0 at any time during a relevant trading day, you will lose all of your investment in the ETNs. Even if the Index Closing Level has increased or decreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, with the loss magni ed by any leverage, each as described in more detail in the applicable pricing supplement. Leverage (if applicable) increases the sensitivity of your ETNs to changes in the level of the applicable index. Investment suitability must be determined individually for each investor, and the ETNs are not suitable for all investors. The leveraged and inverse ETNs are not suitable for investors with longer-term investment objectives. 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The Index Calculation Agent (as de ned in the applicable pricing supplement), may adjust the index in a way that may a ect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday index value and the end-of-day closing value of the index. The indices lack diversi cation and are vulnerable to uctuations in the applicable sector. A limited number of index constituents may a ect each Index Closing Level, and the Indices are not necessarily representative of their focus industry. An index constituent may be replaced upon occurrence of certain events. The manner in which each index selects its components may di er from how other index providers or market participants might do so. Use of Hypothetical Back-Tested Data – The historical data of the Indices shown herein is from the dates displayed. Any index data shown prior to that date is hypothetical and a result of the application of the index methodology to historical data, and has inherent limitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of nancial risk in actual trading. Alternative modeling techniques or assumptions may produce di erent hypothetical back-tested information that might be more appropriate and that might di er signi cantly from the information presented herein. The hypothetical back-tested data herein should not be considered indicative of actual results that might be obtained from an investment in a nancial instrument referencing the index. Historical and hypothetical back-tested results are neither an indicator nor a guarantee of future index performance or the return of the ETNs. Please see the “Risk Factors” section in the pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus relating to the applicable o ering. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. 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